                                                                    EXHIBIT 12.1

                       PARACELSUS HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (IN THOUSANDS, EXCEPT RATIO AND UNAUDITED)

                                                             FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                             -------------------------------------------------------------------------------------------------------
                                                     HISTORICAL                          PRO FORMA(1)   PRO FORMA(2)   PRO FORMA(3)
                             ----------------------------------------------------------  -------------  -------------  -------------
                                1991        1992        1993        1994        1995         1995           1995           1995
Income (loss) before
 minority interests, income
 taxes, cumulative effect
 of accounting change and
 extraordinary loss........  $  20,588   $  20,779   $  25,341   $  23,387   $  23,938    $   14,745     $   12,239     $   12,778
Interest expense -- debt
 borrowings and capitalized
 leases....................     12,043      10,496      10,213      12,966      15,746        36,803         38,434         37,895
  Amortization of financing
   costs...................         --          --          --          --          --            --            875            875
Interest portion of rental
 expense...................      2,751       3,109       3,970       5,892       6,411         8,338          8,338          8,338
                             ----------  ----------  ----------  ----------  ----------  -------------  -------------  -------------
    Earnings (loss)........  $  35,382   $  34,384   $  39,524   $  42,245   $  46,095    $   59,886     $   59,886     $   59,886
                             ----------  ----------  ----------  ----------  ----------  -------------  -------------  -------------
                             ----------  ----------  ----------  ----------  ----------  -------------  -------------  -------------
Fixed charges:
  Interest.................  $  12,043   $  10,496   $  10,213   $  12,966   $  15,746   $    36,803    $    38,434    $    37,895
  Amortization of financing
   costs...................         --          --          --          --          --            --            875            875
  Interest portion of
   rental expense..........      2,751       3,109       3,970       5,892       6,411         8,338          8,338          8,338
                             ----------  ----------  ----------  ----------  ----------  -------------  -------------  -------------
    Total fixed charges....  $  14,794   $  13,605   $  14,183   $  18,858   $  22,157   $    45,141    $    47,647    $    47,108
                             ----------  ----------  ----------  ----------  ----------  -------------  -------------  -------------
                             ----------  ----------  ----------  ----------  ----------  -------------  -------------  -------------
      Ratio of earnings to
       fixed charges.......        2.4 x       2.5 x       2.8 x       2.2 x       2.1 x         1.3  x         1.3  x         1.3 x

                                                                 SIX MONTHS ENDED MARCH 31,
                             --------------------------------------------------------------------------------------------------
                                   HISTORICAL         PRO FORMA(1)   PRO FORMA(2)   PRO FORMA(3)   PRO FORMA(1)   PRO FORMA(2)
                             -----------------------  -------------  -------------  -------------  -------------  -------------
                                1995        1996          1995           1995           1995           1996           1996
Income (loss) before
 minority interests, income
 taxes, cumulative effect
 of accounting change and
 extraordinary loss........  $  11,832   ($  11,219)   $    9,136     $    6,534     $    6,534     $(    9,375)   $(   11,191)
Interest expense -- debt
 borrowings and capitalized
 leases....................      7,652        7,685        17,099         19,263         19,263         19,686         21,064
  Amortization of financing
   costs...................         --           --            --            438            438             --            438
Interest portion of rental
 expense...................      3,181        3,195         4,162          4,102          4,102          4,162          4,162
                             ----------  -----------  -------------  -------------  -------------  -------------  -------------
    Earnings (loss)........  $  22,665        ($339)  $    30,397    $    30,337    $    30,337    $     14,473   $     14,473
                             ----------  -----------  -------------  -------------  -------------  -------------  -------------
                             ----------  -----------  -------------  -------------  -------------  -------------  -------------
Fixed charges:
  Interest.................  $   7,652   $    7,685   $    17,099    $    19,263    $    19,263    $     19,686   $     21,064
  Amortization of financing
   costs...................         --           --            --            438            438              --            438
  Interest portion of
   rental expense..........      3,181        3,195         4,162          4,102          4,102           4,162          4,162
                             ----------  -----------  -------------  -------------  -------------  -------------  -------------
    Total fixed charges....  $  10,833   $   10,880   $    21,261    $    23,803    $    23,803    $     23,848   $     25,664
                             ----------  -----------  -------------  -------------  -------------  -------------  -------------
                             ----------  -----------  -------------  -------------  -------------  -------------  -------------
      Ratio of earnings to
       fixed charges.......        2.1 x         --           1.4  x         1.3  x         1.3  x           --             --


                             PRO FORMA(3)
                             -------------
                                 1996
Income (loss) before
 minority interests, income
 taxes, cumulative effect
 of accounting change and
 extraordinary loss........   $(    9,346)
Interest expense -- debt
 borrowings and capitalized
 leases....................       19,219
  Amortization of financing
   costs...................          438
Interest portion of rental
 expense...................        4,162
                             -------------
    Earnings (loss)........  $     14,473
                             -------------
                             -------------
Fixed charges:
  Interest.................  $     19,219
  Amortization of financing
   costs...................           438
  Interest portion of
   rental expense..........         4,162
                             -------------
    Total fixed charges....  $     23,819
                             -------------
                             -------------
      Ratio of earnings to
       fixed charges.......            --

(1) Adjusted to give pro forma effect to the Merger.

(2) Adjusted to give pro forma effect to the Merger and the Notes Offering.

(3) Adjusted to give pro forma effect to the Merger and the Offerings.